 SIGNET ANNOUNCES $50 MILLION INCREASE IN SHARE
REPURCHASE PROGRAM TO $350 MILLION

Hamilton, Bermuda, July 17, 2012 - Signet Jewelers Ltd ("Signet" or the "Company") (NYSE
and LSE: SIG), today announced that its Board of Directors has authorized a $50 million increase in its existing program to repurchase Signet's common shares to $350 million.

Mike Barnes, Signet's Chief Executive Officer, commented: "The increase in our share repurchase authorization reflects our commitment to build value for long-term shareholders, the continued
confidence we have in the strength of our business, and our ability to generate free cash flow after investment in our growth initiatives."

The new authorization runs concurrent with the existing program, which authorized the repurchase of up to $300 million common shares, and expires on January 15, 2014. As of July 13, 2012, prior to the increased authorization, approximately $20.1 million remained available for repurchase under the existing program, as a result of having repurchased an aggregate of 6.2 million common shares at an average cost of $44.95 per common share. Signet currently has approximately 81.4 million shares outstanding.

The repurchase program is funded through the Company's existing cash balances. Repurchased shares may be used by the Company for general corporate purposes. Repurchases may be made from time to time in the open market, through block trades or otherwise. The timing, manner, price and amount of any repurchases will be determined by the Company in its discretion, and will be subject to economic and market conditions, stock prices, applicable legal requirements and other factors. The repurchase program maybe suspended or discontinued at any time without notice.

Enquiries:
Tim Jackson, Investor Relations Director, Signet Jewelers
+44 (0)20 7317 9700
Press:
Alecia Pulman, ICR, Inc.
+1 (203) 682 8224

Jonathan Glass, Brunswick
+44 (0)20 7404 5959

Signet operated 1,851 specialty retail jewelry stores at April 28, 2012, these included 1,320 stores in the US, where its store concepts include "Kay Jewelers," "Jared The Galleria Of Jewelry," and a
number of regional names. At the same date, Signet also operated 531 stores in the UK, where its store concepts are "H.Samuel," "Ernest Jones," and "Leslie Davis". Further information on Signet is available at www.signetjewelers.com. See also www.kay.com, www.jared.com,
www.hsamuel.co.uk, and www.ernestjones.co.uk.

This release contains statements which are forward-looking statements within the meaning of the
Private Securities Litigation Reform Act of 1995. These statements, based upon management's beliefs and expectations as well as on assumptions made by and data currently available to management, appear in a number of places throughout this release and include statements regarding, among other things, Signet's results of operation, financial condition, liquidity, prospects, growth, strategies and the industry in which Signet operates. The use of the words "expects,"
"intends," "anticipates," "estimates," "predicts," "believes," "should," "potential," "may,"
"forecast," "objective," "plan," or "target," and other similar expressions are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to a number of risks and uncertainties, including but not limited to general economic conditions, the merchandising, pricing and inventory policies followed by Signet, the reputation of Signet and its brands, the level of competition in the jewelry sector, the cost and availability of diamonds, gold and other precious metals, regulations relating to consumer credit, seasonality of Signet's business, financial market risks, deterioration in consumers' financial condition, exchange rate fluctuations, changes in consumer attitudes regarding jewelry, management of social, ethical and environmental risks, security breaches and other disruptions to
Signet's information technology infrastructure and databases, inadequacy in and disruptions to internal controls and systems, changes in assumptions used in making accounting estimates relating to items such as extended service plans and pensions, and risks relating to Signet being a Bermuda corporation.

For a discussion of these and other risks and uncertainties which could cause actual results to differ materially, see the "Risk Factors" section of Signet's Fiscal 2012 Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission on March 22, 2012. Actual results may differ materially from those anticipated in such forward-looking statements. Signet undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances, except as required by law.